NFP Update Conference Call Presentation April 15, 2013 Exhibit 3

Important Information
In connection with the merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. INVESTORS AND SHAREHOLDERS OF
THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE
PROPOSED MERGER. The definitive proxy statement in connection with the proposed merger will be mailed to the shareholders of the Company. The preliminary proxy statement, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s web site, www.nfp.com, or by contacting Investor Relations by phone at (212) 301-4000, by email at ir@nfp.com or by mail at 340 Madison Avenue, 20th Floor, New York, New York 10173.
Certain Information Regarding Participants
The Company and its executive officers, directors and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about the executive officers and directors of the
Company and their ownership of NFP common stock is set forth in the proxy statement for the Company’s
2012 Annual Meeting of Shareholders that was filed with the SEC on April 9, 2012. Investors and shareholders may obtain additional information regarding the interests of such potential participants by reading the preliminary proxy statement, the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

Confidentiality
Certain items in this presentation and in today’s discussion are confidential and are being shared with you in your role as an NFP principal or employee. You have a duty to keep this information confidential. If you are not an NFP principal or employee, please excuse yourself from this presentation.
Forward-Looking Statements
Certain items in today’s discussion, including matters relating to financial measurements, constitute forward-looking statements. These forward-looking statements are based on management's current views with respect to future results and are subject to risks and uncertainties. These statements are not guarantees of future performance. Actual results may differ materially from those contemplated by forward-looking statements.
NFP refers you to its filings with the SEC, including its Current Report on Form 8-K filed this morning, and its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February
15, 2013. Forward-looking statements made during this presentation speak only as of today's date. NFP expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Breaking News
• NFP entered into definitive agreement with Madison
Dearborn Partners, a private equity firm, on 4/14/2013
• Equity value of ~ $1.3 billion
• Purchase price of $25.35 / share
• Premium of ~ 26% over NFP’s closing share price of $20.05 on
March 12, 2013
• Substantial value for shareholders
• A strong financial partner going forward

Our New Partnership
Madison Dearborn Partners, based in Chicago, is one of the most experienced and successful private equity investment firms in the United States.
• Founded in 1992
•
• Invests in businesses across a broad spectrum of industries, including
• financial and transaction services
• basic industries
• business and government services
• consumer
• health care
• telecom, media and technology services
•
Raised six funds with aggregate capital of over $18 billion and has completed approximately 125 investments.
Investments include CapitalSource, Nuveen Investments, PayPal,
TransUnion, Yankee Candle, Topps, LA Fitness, and EVO Payments

MDP - Aligned with NFP’s vision
• Aligned with leadership’s vision
• Strongly supports our One NFP strategy
• Fully Supports our businesses
• Life insurance
• Broker dealer / RIA
• Corporate and executive benefits
• Retirement
• Property & casualty
• Wealth management
• Membership organizations

NFP™ Benefits Insurance Wealth Management

NFP™ Benefits Insurance Wealth Management

Most Important - Committed to One NFP
Complementary
businesses, serving corporate and personal needs
4  largest corporate benefits advisor
based on internal analysis
# 1 independent life insurance
distributor according to many top-tier
carriers
Top-ten independent broker-dealer
Financial Planning
and Financial Advisor
Top 5 executive benefits for NQDC
plans administered PlanSponsor
3 of our principals named in Barron’s
Top 100 Independent Advisors
Two of our offices ranked in the Top 55 of
largest consultants worldwide by Pensions
and Investments
# 8 Top 100 brokers of U.S. Business Business Insurance / #9 Global Insurance Broker Best’s Review
Diverse, financially strong and positioned for growth
NFP CCG NFP ICG NFP ASG
th

8 Next Steps • Transaction expected to close Q3 2013 – subject to approvals and customary closing requirements • Business as usual – continue to serve our clients • Client communications 8

Communication Protocol
• Review FAQ
• Don’t send emails or written communications – direct
inquiries to the press release or the 8-K filed with the
SEC
• Refer media and investor calls to Abbe Goldstein at
212.301.1039 or communications@nfp.com
• Don’t feed the rumor mill – call us if you have questions